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                                                                     EXHIBIT 1.1


                               100,000,000 Shares

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                            (a Delaware corporation)

                                  Common Stock

                           ($0.01 Par Value Per Share)

                             UNDERWRITING AGREEMENT

                                                              _________ __, 1999

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Donaldson, Lufkin & Jenrette
   Securities Corporation
Schroder & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
Donaldson, Lufkin & Jenrette International
J. Henry Schroder & Co. Limited
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Sirs and Mesdames:

         Delphi Automotive Systems Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 100,000,000 shares of its Common Stock, par value $0.01 per share (the "FIRM SHARES").

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         It is understood that, subject to the conditions hereinafter stated,
85,000,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 15,000,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and Schroder & Co. Inc. shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Goldman Sachs International, Merrill Lynch International, Donaldson, Lufkin & Jenrette International and J. Henry Schroder & Co. Limited shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Representatives and the International Representatives are hereinafter collectively referred to as the Representatives. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

         The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 15,000,000 shares of its Common Stock, par value $0.01 per share (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK."

         Prior to the purchase and public offering of the Firm Shares by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "PRICING AGREEMENT"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this






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Agreement shall be deemed to incorporate the Pricing Agreement.  The date of the
Pricing Agreement is referred to as the "REPRESENTATION DATE."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-67333) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of these rules and regulations (the "1933 ACT REGULATIONS") of the Commission under the Securities Act of 1933, as amended (the "1933 ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the 1933 Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

    As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement up to _____________ Shares, for sale to certain of the Company's employees, officers, and directors and other parties associated with the Company as designated by the Company (collectively, "MS PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "MS DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley & Co. Incorporated pursuant to the MS Directed Share Program (the "MS DIRECTED SHARES") will be sold by Morgan Stanley & Co. Incorporated pursuant to this Agreement at the public offering price in the jurisdictions designated by the Company to those MS Participants who have signed a 180 day lock-up agreement in a form acceptable to the Company . Any MS Directed Shares not orally confirmed for purchase by any MS Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley & Co. Incorporated as set forth in the Prospectus. Morgan Stanley & Co. Incorporated has also agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement up to ___________ Shares, for sale by Salomon Smith Barney Inc. to certain of the Company's employees, officers and directors, pursuant to the terms of a letter







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agreement dated the date hereof between the Company and Salomon Smith Barney
Inc.

                                       I.

         On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Firm Shares set forth in Schedule I and Schedule II, as the case may be, opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Article IX hereof, subject to adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional securities.

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants a one-time option to the U.S. Underwriters, severally and not jointly, to purchase the Additional Shares at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the Representation Date and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares upon notice by the U.S. Representatives to the Company setting forth the number of Additional Shares as to which the several U.S. Underwriters are exercising the option and the time, date and place of payment and delivery for such Additional Shares. Such time and date of delivery (the "DATE OF DELIVERY") shall be determined by the U.S. Representatives but shall not be later than ten full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the U.S. Representatives and the Company. If the option is exercised as to all or any portion of the Additional Shares, the Company will issue and sell and each of the U.S. Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine), as may be adjusted on a pro rata basis to reflect the aggregate number of Additional Shares being purchased, which the number of U.S. Firm Shares set forth in Schedule I opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         The purchase price per share to be paid by the several Underwriters for the Firm Shares shall be an amount equal to the initial public offering price, less an







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amount per share to be determined by agreement between the Underwriters and the
Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement.

                                       II.

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as they deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

                                      III.

         Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on ____________, 1999, or at such other time on the same or such other date, not later than _________, 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING TIME."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Article I or at such other time on the same or on such other date, in any event not later than _______, 1999, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "DATE OF DELIVERY."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Time or the Date of Delivery, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you as you direct on the Closing Time or the Date of Delivery, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.








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                                       IV.

         The obligations of the Company and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the date hereof.

         The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change or development involving a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement; and you shall have received, at the Closing Time, a certificate of an executive officer of the Company (acting on behalf of the Company and without personal liability), dated the Closing Time, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Time and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Time. The officer may rely upon the best of his knowledge as to proceedings threatened.

          (b) You shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis, counsel for the Company, to the effect that:

              (i) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

              (ii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus;

              (iii) the Shares have been duly authorized and, when appropriate certificates representing those Shares are duly countersigned by the Company's transfer agent, issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation or By-laws or any contractual provision of which we have knowledge;







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              (iv) this Agreement has been duly authorized, executed and delivered by the Company;

              (v) the execution, delivery and performance of the Company's obligations under this Agreement will not violate any provision of applicable law (except that such counsel need express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of any indemnification or contribution provisions would be permitted) or the Certificate of Incorporation or By-laws of the Company or breach any agreement filed as Exhibit 10.1 through 10.16 of the Registration Statement (provided that such counsel need express no opinion as to compliance with any financial test or cross default provision in any such agreement) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Significant Subsidiaries, (as defined below) known to such counsel;

              (vi) in connection with the offer and sale of the Shares by the U.S. Underwriters as contemplated by the Registration Statement, the Company is not required to obtain any consent, approval or authorization of any governmental body or agency for the performance of its obligations under this Agreement other than the registration of the Shares under the 1933 Act and compliance with the insurance, securities and Blue Sky Laws of various jurisdictions (as to which we express no opinion);

              (vii) the statements (A) in the Prospectus under the captions "Management -- Committees of the Board of Directors," "-- Change in Control Agreements," "-- Incentive Plans, (except for the statements under the caption "-- Founders Grants" and "-- Substitute Awards") "Arrangements Between Delphi and General Motors" (except for the statements under the captions "-- Employee Matters" and "-- International Agreements" thereunder), "Description of Capital Stock" and "Shares Eligible for Future Sale" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

              (viii) to our knowledge, there is no legal or governmental proceeding or investigation pending or threatened against the Company or any of its Significant Subsidiaries or to which any of the properties of the










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         Company or any of its Significant Subsidiaries is subject that has caused us to conclude that such proceeding or investigation is required by Item 103 of Regulation S-K to be described in the Registration Statement or the Prospectus and is not so described; we have no knowledge of any contract to which the Company or any of its Significant Subsidiaries is subject that has caused us to conclude that such contract is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

         Such counsel shall also provide its advice that (relying as to factual matters to the extent deemed appropriate by such counsel upon representations and statements of officers and other representatives of the Company and General Motors Corporation) no facts came to its attention that caused such counsel to conclude that (i) the Registration Statement, on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, on the date it bears or as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus appears on its face not to be responsive in all material respects to the requirements of Form S-1, except for, in each case, financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any opinion.

          (c) You shall have received the favorable opinion, dated as of the Closing Time, of Warren G. Andersen, Senior Attorney, Legal Staff, of General Motors Corporation, a Delaware corporation ("GENERAL MOTORS"), to the effect that:

              (i) the Separation Agreement and the Ancillary Agreements (as such terms are defined in the Registration Statement) have each been duly authorized, executed and delivered by General Motors and each such agreement constitutes a valid and binding agreement of General Motors;

              (ii) the execution, delivery and performance of the Separation Agreement and the Ancillary Agreements will not violate any provision of applicable law or the Certificate of Incorporation or By-laws of General Motors or breach any material agreement or other instrument known to such counsel and binding upon General Motors or any of its Significant Subsidiaries, or any material judgment, order or decree known to such counsel of any governmental body, agency or court having jurisdiction










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         over General Motors or any of its Significant Subsidiaries, provided that no opinion need be given with respect to the need for third party consents as described in the Prospectus in the last paragraph under the caption "Business of Delphi -- Customers -- Other VMs"; and

              (iii) no consent, approval or authorization of any governmental body or agency is required for the performance by General Motors and its subsidiaries of the Separation Agreement and the Ancillary Agreements, except such as shall have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the ability of the Company or the Underwriters to consummate the offering contemplated hereby.

          (d) You shall have received the favorable opinion, dated as of the Closing Time, of Logan G. Robinson, General Counsel of the Company, to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction listed on Schedule A to such opinion, a draft of which has been previously provided to you;

              (ii) each Significant Subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction listed on Schedule B to such opinion, a draft of which has been previously provided to you;










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    (iii) all of the issued and outstanding shares of capital stock or limited liability company interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable in the case of a corporation and are owned of record, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims;

              (iv) the Separation Agreement and the Ancillary Agreements have each been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company;

              (v) the execution, delivery and performance of the Separation Agreement and the Ancillary Agreements will not violate any provision of applicable law or the Certificate of Incorporation or By-laws of the Company or breach any agreement or other instrument known to such counsel and binding upon the Company or any of its Significant Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Significant Subsidiaries, provided that no opinion need be given with respect to the need for third party consents as described in the Prospectus in the last paragraph under the caption "Business of Delphi -- Customers -- Other VMs";

              (vi) no consent, approval or authorization of any governmental body or agency is required for the performance by the Company and its subsidiaries of the Separation Agreement and the Ancillary Agreements, except such as shall have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the ability of the Company or the Underwriters to consummate the offering contemplated hereby; and

              (vii) the statements in the Prospectus under the captions "Business of Delphi -- Intellectual Property," " -- Employees; Union Representation," "-- Environmental Matters," "-- Legal Proceedings," "Arrangements Between Delphi and General Motors -- Employee Matters" and "-International Agreements," in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.









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          (e) You shall have received the favorable opinion, dated as of the
Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, covering the matters referred to in clauses (b)(iii), (b)(iv), (b)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and the last paragraph of clause (b).

          (f) You shall have received the favorable opinion, dated as of the Closing Time, of Kirkland & Ellis to the effect that the discussion set forth under the caption "Material United States Federal Tax Consequences to Non-United States Holders" in the Prospectus accurately reflects such counsel's views on the matters discussed therein and is based on reasonable interpretations of existing law.

         With respect to the last paragraph of clause (b) above, each counsel referred to in clauses (b) and (e) may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         The opinions of Kirkland & Ellis, Warren G. Andersen and Logan Robinson described in clauses (b), (c), (d) and (f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (g) The Representatives shall have received on the date of this Agreement a letter dated such date and also at the Closing Time a letter dated as of the Closing Time, in each case in form and substance satisfactory to the Representatives, from Deloitte & Touche LLP, independent auditors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered at the Closing Time shall use a "cut-off date" not earlier than the date hereof.

          (h) At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein or therein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.











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          (i) The "lock-up" agreements, substantially in the form of Exhibit B hereto, between you and General Motors and certain employees of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect at the Closing Time.

          (j) The New York Stock Exchange shall have approved the Common Stock for listing, subject only to official notice of issuance.

          (k) The Representatives shall have received on the date of this Agreement a certificate relating to awarded business, in form and substance satisfactory to the Representatives, from an executive officer of the Company and such certificate shall remain true and correct and of full force and effect at the Closing Time.

          (l) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Date of Delivery of such documents as they may reasonably request, which in any case shall be substantially similar to those documents delivered pursuant to clause (h) above at the Closing Time.

         If any condition specified in this Article shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Article IX.

                                       V.

         In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

         (a) To furnish the Representatives, without charge, 6 signed copies of the Registration Statement as filed with the Commission (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 5:00 p.m. New York City time on the business day succeeding the date of this Agreement as many copies of the Prospectus and, during the period mentioned in paragraph (c) below, any supplements and amendments thereto or to the Registration Statement as Morgan Stanley & Co. Incorporated may reasonably request.









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         (b) Before amending or supplementing the Registration Statement or the
Prospectus, to furnish you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, unless counsel to the Company advises that such filing is required by law, and to file with the Commission within the applicable period specified in Rule 424(b) under the 1933 Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the U.S. Representatives shall reasonably request and to pay all expenses (including reasonable fees and disbursements of counsel) in connection therewith.

         (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve month period ending ___________, 2000, which shall satisfy the provisions of Section 11(a) of the 1933 Act and the 1933 Act Regulations.

         (f) Without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, during the period ending 180 days after the date of the Prospectus, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of









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Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the granting of stock options and/or restricted stock units pursuant to existing Company employee benefit plans, provided that such options do not become exercisable and such units do not vest during such 180 day period or (D) the substitution of awards based on the common stock of General Motors into replacement awards under the Company's incentive plans and other transactions under the Company's incentive plans.

    (g) In connection with the MS Directed Share Program, the Company will use its reasonable best efforts to ensure that the MS Directed Shares of MS Participants will be restricted to the extent required by the National Association of Securities Dealers, Inc. or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley & Co. Incorporated will notify the Company as to which MS Participants will need to be so restricted. At the request of Morgan Stanley & Co. Incorporated, the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. The Company will pay all reasonable and documented fees and disbursements of counsel incurred by the Underwriters in connection with the MS Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the MS Directed Share Program.

         Furthermore, the Company covenants with Morgan Stanley & Co. Incorporated that the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the MS Directed Shares are offered in connection with the MS Directed Share Program.

                                       VI.

         The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to its knowledge threatened by the Commission.

         (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder and
(iii) the Prospectus, on the date it bears or as of the Closing Time, does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) Each Significant Subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or limited liability company interests, as the case may be, of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company and its subsidiaries as set forth in Exhibit 21.1 to the Registration Statement, free and clear of all liens, encumbrances, equities or claims. Delphi Automotive Systems LLC, Delco Electronics Corporation and Delphi Automotive Systems (Holding), Inc. (collectively, the "Significant Subsidiaries") are the only subsidiaries of the Company that are "significant subsidiaries" as such term is defined in Rule 1-02 (w) of Regulation S-X.

         (e) This Agreement has been duly authorized, executed and delivered by the Company.

         (f) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus.

         (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (i) The execution, delivery and performance of this Agreement will not violate (i) any provision of applicable law or the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Significant Subsidiaries, except for any such agreements, instruments, judgments, orders or decrees that would not, singularly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (j) No consent, approval or authorization of any governmental body or agency is required for the performance of this Agreement other than the registration of the Shares under the 1933 Act and compliance with the insurance, securities and Blue Sky Laws of various jurisdictions.

         (k) The Separation Agreement and the Ancillary Agreements have each been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company.

         (l) The execution, delivery and performance of the Separation Agreement and the Ancillary Agreements will not violate any provision of applicable law or the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Significant Subsidiaries, except for any such agreements, instruments, judgments, orders or decrees that would not, singularly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (m) No consent, approval or authorization of any governmental body or agency is required for the performance by the Company and its subsidiaries of the Separation Agreement and the Ancillary Agreements, except such as shall have been obtained or waived or that, if not obtained or waived, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the ability of the Company or the Underwriters to consummate the offering contemplated hereby.

     (n) In connection with the MS Directed Share Program, (i) the Company has not offered, or caused the Underwriters to offer, Shares to any person with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or its products; (ii) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply,in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in accordance with this agreement; and (iii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the MS Directed Shares are to be offered outside the United States in accordance with this agreement.

                                      VII.

         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities promptly after receipt of adequate documentation relating thereto; provided that the foregoing indemnity agreement with respect to any preliminary prospectus or Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Article V(a) hereof.

         The Company agrees to indemnify and hold harmless Morgan Stanley & Co. Incorporated and each person, if any, who controls Morgan Stanley & Co. Incorporated within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the MS Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; (ii) caused by the failure of any Participant to pay for and accept delivery of the Shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the MS Directed Share Program, provided that the Company shall not be responsible under this clause (iii) for any losses, claims, damages or liabilities (or expenses relating thereto) that resulted primarily from the bad faith, willful misconduct or negligence of any of the Morgan Stanley Entities. The Company also agrees to reimburse each of the Morgan Stanley Entities, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities promptly after receipt of adequate documentation relating thereto. Notwithstanding the foregoing, the indemnity agreement contained in this paragraph with respect to any prospectus wrapper material shall not inure to the benefit of any of the Morgan Stanley Entities from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of such prospectus wrapper material (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Morgan Stanley Entity to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the prospectus wrapper material (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of failure by the Company to deliver sufficient copies of the prospectus wrapper material (as so amended or supplemented) in a timely manner to the Morgan Stanley Entities.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the three preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such proceeding and employ counsel reasonably satisfactory to the indemnified person in such proceeding or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of this Article VII in respect of such action or proceeding and the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley & Co. Incorporated for the defense of any losses, claims, damages and liabilities arising out of the MS Directed Share Program, and all persons, if any, who control Morgan Stanley & Co. Incorporated within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act.

         If the indemnification provided for in the first through third paragraphs of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                                      VIII.

         This Agreement shall be subject to termination in the absolute discretion of Morgan Stanley & Co. Incorporated, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited,
(ii) trading of any securities of the Company or of General Motors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity and (b) in the case of any of the events specified in clauses (i) through (iv), such event, singly or together with any other such event, makes it, in your reasonable judgement, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                                       IX.

         This Agreement shall become effective when notification of the effectiveness of the Registration Statement has been released by the Commission and the Representatives and the Company shall have agreed upon the public offering price. If the public offering price and the purchase price of the Shares shall not have been agreed upon, and the Pricing Agreement shall not have been executed and delivered by all parties thereto, prior to 5:00 p.m., New York Time, on the seventh full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability on the part of the Underwriters or the Company, except as set forth herein.

         If as of the Closing Time or the Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions which the number of Firm Shares set forth opposite their names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares which any Underwriter has agreed to purchase pursuant to Schedule I or Schedule II be increased pursuant to this
Article VIII by an amount
in excess of one-ninth of such number without the written consent of such Underwriter. If, at the Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Date of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, shall be reimbursed for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                   * * * * * *

                                          Very truly yours,

                                           DELPHI AUTOMOTIVE SYSTEMS
                                             CORPORATION

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
SCHRODER & CO. INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated

By:
    -----------------------------------
     Name:
     Title:



MORGAN STANLEY & CO. INTERNATIONAL
      LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
      INTERNATIONAL
J. HENRY SCHRODER & CO. LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in
      Schedule II hereto.

By:  Morgan Stanley & Co. International Limited

By:
     ----------------------------------
      Name:
      Title:

                                                                      SCHEDULE I

                               U.S. UNDERWRITERS





                                                                    NUMBER OF FIRM SHARES
                       UNDERWRITER                                     TO BE PURCHASED
--------------------------------------------------------------     ----------------------
Morgan Stanley & Co. Incorporated.............................
Goldman, Sachs & Co...........................................
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated...............................................
Donaldson, Lufkin & Jenrette
   Securities Corporation.....................................
Schroder & Co. Inc............................................

[NAMES OF OTHER U.S.
UNDERWRITERS].................................................     -----------------------
      Total U.S. Firm Shares..................................     85,000,000
                                                                   -----------------------
                                                                   -----------------------

                                                                     SCHEDULE II


                           INTERNATIONAL UNDERWRITERS



                                                                    NUMBER OF FIRM SHARES
                        UNDERWRITER                                    TO BE PURCHASED
-----------------------------------------------------------        -----------------------
Morgan Stanley & Co. International Limited....................
Goldman Sachs International...................................
Merrill Lynch International...................................
Donaldson, Lufkin & Jenrette International....................
J. Henry Schroder & Co. Limited...............................

[NAMES OF OTHER INTERNATIONAL
      UNDERWRITERS............................................ ---------------------------
      Total International Shares.............................. 15,000,000
                                                               ---------------------------
                                                               ---------------------------

                                                                       EXHIBIT A



                               100,000,000 Shares

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                            (a Delaware corporation)

                                  Common Stock

                           ($0.01 Par Value Per Share)


                                PRICING AGREEMENT



                                  _______, 1999


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Donaldson, Lufkin & Jenrette
   Securities Corporation
Schroder & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
Donaldson, Lufkin & Jenrette International
J. Henry Schroder & Co. Limited
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Sirs and Mesdames:

         Reference is made to the Underwriting Agreement, dated _____, 1999 (the "Underwriting Agreement"), relating to the purchase by the several Underwriters named in Schedule I thereto (the "UNDERWRITERS"), of the above shares of Common Stock (the "SHARES") of Delphi Automotive Systems Corporation (the "COMPANY").

         Pursuant to Article I of the Underwriting Agreement, the Company agrees with each Underwriter as follows:

         (1) The initial public offering price per share for the Shares, determined as provided in said Article I, shall be $_____.

         (2) The purchase price per share for the Shares to be paid by the several Underwriters shall be $____, being an amount equal to the initial public offering price set forth above less $____ per share.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                                   * * * * * *

                                        Very truly yours,

                                        DELPHI AUTOMOTIVE SYSTEMS
                                           CORPORATION


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
   INCORPORATED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
SCHRODER & CO. INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I to the Underwriting Agreement.

By: Morgan Stanley & Co. Incorporated

By:
    -------------------------------------
    Name:
    Title:



MORGAN STANLEY & CO. INTERNATIONAL
      LIMITED
GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
      INTERNATIONAL
J. HENRY SCHRODER & CO. LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in
       Schedule II to the Underwriting Agreement.

By: Morgan Stanley & Co. International Limited


By:
    -------------------------------------
    Name:
    Title:













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



                                                                       EXHIBIT B


                            [FORM OF LOCK-UP LETTER]

                                                              ____________, 1999

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Donaldson, Lufkin & Jenrette
   Securities Corporation
Schroder & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Goldman Sachs International
Merrill Lynch International
Donaldson, Lufkin & Jenrette International
J. Henry Schroder & Co. Limited
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England


Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Delphi Automotive Systems Corporation, a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of up to 115,000,000 shares (the "SHARES") of the Common Stock, par value $0.01 per share of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he, she or it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market or other transactions after the completion of the Public Offering,
(c) transactions in shares of General Motors common stock and (d) the Distribution (as such term is defined in the Registration Statement). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he, she or it will not,except in connection with the Distribution, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                Very truly yours,

                                GENERAL MOTORS CORPORATION



                               By:
                                   ---------------------------------------------

                                   Name:
                                   Title:









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